UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2014

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2014, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) approved the motions filed by dELiA*s, Inc. (the “Company”) and its subsidiaries (together with the Company, the “Debtors”) that commenced chapter 11 cases on December 7, 2014 (the “Chapter 11 Cases”) to continue to operate and serve their customers during the orderly wind down of the business. The Bankruptcy Court’s approval included the Debtors’ request for interim relief with respect to a Debtor in Possession Credit Agreement with Salus Capital Partners, LLC, as administrative Agent and Collateral Agent, and the other lenders party thereto (the “DIP Facility”), and an Agency Agreement with a joint venture of Hilco Merchant Resources, LLC and Gordon Brothers Retail Partners, LLC to conduct store closing and going out of business sales at all of the Debtors’ retail stores. The Bankruptcy Court has scheduled the final hearing on the DIP Facility and the Agency Agreement for December 23, 2014. Copies of the agreements and the Bankruptcy Court orders may be found at https://cases.primeclerk.com/delias.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 11, 2014, the Company received a notice from the NASDAQ Capital Market (the “Exchange”) that the Exchange had determined that the listing of the Company’s common stock on the Exchange will be suspended as of the opening of business on December 22, 2014. The Exchange noted that it reached this decision in light of the Company’s announcement to file the Chapter 11 Cases, which is described in Item 1.01 above. As previously announced May 7, 2014, the Company also was not in compliance with the Exchange’s price criteria for common stock because the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30-trading-day period. On November 5, 2014, the Company’s application to transfer its common stock listing from the NASDAQ Global Market to the NASDAQ Capital Market had been approved and the Exchange notified the Company that it was required to satisfy the minimum closing share price listing condition for 10 consecutive business days prior to May 4, 2015 or be delisted at such date.

The Company does not intend to take any further action to appeal the Exchange’s decision, and therefore it is expected that the common stock will be delisted after the completion of the Exchange’s application to the Securities and Exchange Commission. The Company’s common stock may not be immediately eligible to trade in the “Pink Sheets.” The Company’s common stock may become eligible if a market maker makes an application to register in and quote such securities and such application is cleared.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.
(Registrant)

Date: December 15, 2014	By:	/s/ Ryan A. Schreiber
Ryan A. Schreiber
President, General Counsel and Secretary

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